Exhibit 10(q)



                                LEASE AGREEMENT



LANDLORD:                  Penguin Properties Corporation

TENANT:                    Kiddie Academy Child Care Learning Centers,  Inc.

PREMISES:                  3609 Milford Mill Road, Baltimore, Maryland

                              TABLE  OF  CONTENTS
                                                                      Page

1.       PREMISES                                                       1
2.       USE                                                            1
3.       LEASE TERM AND DELIVERY OF LEASED PREMISES                     1
4.       ACCESS PRIOR TO TERM                                           2
5.       SECURITY DEPOSIT                                               2
6.       RENT                                                           2
7.       ADDITIONAL RENT                                                3
8.       OPTIONS TO RENEW                                               4
9.       UTILITIES                                                      4
10.      MAINTENANCE AND REPAIR OF PREMISES                             4
11.      REQUIREMENTS OF LAW                                            5
12.      ALTERATIONS, CHANGES, AND ADDITIONS                            5
13.      ENTRY BY LANDLORD                                              6
14.      ASSIGNMENT AND SUBLETTING                                      6
15.      DEFAULT BY TENANT                                              6
16.      INSURANCE, MUTUAL WAIVER OF SUBROGATION,
         HOLD HARMLESS                                                  8
17.      HAZARDOUS SUBSTANCES                                           8
18.      DAMAGE AND DESTRUCTION
         BY FIRE OR OTHER CASUALTY                                      9
19.      CONDEMNATION                                                   9
20.      QUIET ENJOYMENT                                               10
21.      NOTICES                                                       10
22.      WAIVER                                                        10
23.      WHOLE AGREEMENT                                               11
24.      COUNTERPARTS                                                  11
25.      SIGNAGE                                                       11
26.      TERMINATION/EXPIRATION                                        11
27.      PARKING                                                       11
28.      LANDLORD'S CONSENT                                            11
29.      HOLDOVER                                                      11
30.      SUBORDINATION                                                 12
31.      WATER AND OTHER DAMAGE                                        12
32.      ESTOPPEL CERTIFICATE                                          12
33.      CHOICE OF LAW AND INTERPRETATION                              12
34.      INTENTIONALLY DELETED                                         13
35.      INTENTIONALLY DELETED                                         13
36.      WAIVER OF TRIAL BY JURY                                       13

                                LEASE AGREEMENT

         THIS LEASE, made and entered into this Second day of October, 1995, by and between Penguin Properties Corporation, a corporation formed under the laws of the State of Maryland ("Landlord"), and Kiddie Academy Child Care Learning Centers, Inc., a corporation formed under the laws of the State of Maryland ("Tenant").

         For good and valuable consideration and performance of the covenants and provisions of this Lease, Landlord and Tenant agree as follows:

         1. LEASED PREMISES. Landlord is the owner of a building containing approximately Four Thousand (4,000) square feet (the "Building), the address of which is 3609 Milford Mill Road, Baltimore, Maryland. The separately subdivided lot on which the Building is located is hereinafter referred to as the "Land". Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms, covenants, and conditions set out below, the Building containing approximately Four Thousand (4,000) usable square feet, the location of which is described in Exhibit A (the "Leased Premises"), together with the non-exclusive right, in common with the other tenants of the Building, if any, to the use of all hallways, lobbies, corridors, lavatories, ramps, stairways and other common areas and facilities of the Building, and together with the sidewalks, driveways and parking facilities provided for in Section 27 below. The Leased Premises shall also be deemed to include a portion of the Land containing no more than Two Thousand (2,000) square feet, for use as a playground.

         2. USE. The Leased Premises shall be used only as a Kiddie Academy Child Care Learning Center. No other use shall be permitted without the prior written consent of Landlord . Landlord warrants and represents, to the best of its knowledge, to Tenant that there are no zoning ordinances or other prohibitions restricting or limiting the use of the Leased Premises for the purposes herein specified.

         3. LEASE  TERM  AND  DELIVERY  OF  LEASED  PREMISES.

         (a) The Lease shall be for an initial term of five (5) years (the "Lease Term"), commencing on the Commencement Date, as hereinafter defined, and ending on the last day of the fifth lease year following the Commencement Date. Tenant shall have the option to renew this Lease for four (4) additional terms of five (5) years each, upon the terms and conditions set forth in Section 8 below. The "Commencement Date" shall be November 15, 1995.

         (b) "Lease Year" shall mean the successive period of 12 full calendar months beginning on the Commencement Date, and each succeeding twelve (12) month period thereafter except that if the Commencement Date occurs on any day other than the first day of a calendar month, then the first Lease Year shall also include the partial month remaining in the calendar month in which the Commencement Date occurs.

         (c) On the Commencement Date or such later date as Landlord or Tenant may request, Landlord and Tenant shall promptly enter into a supplementary written agreement thereby specifying the Commencement Date and the date on which the Lease Term shall expire.

         4. ACCESS PRIOR TO TERM. At anytime during the one (1) week period prior to the Commencement Date, Tenant and its agents, servants, employees and contractors may enter the Leased Premises for purposes of installing Tenant's furnishings, fixtures, telephones and other equipment. Such entry shall constitute the agreement of Tenant that none of such parties nor their work, equipment, or materials will interfere with the work of Landlord in the Leased Premises.

         5. INTENTIONALLY DELETED

         6. RENT.

         (a) Commencing on the Commencement Date, Tenant shall pay basic rent ("Basic Rent") in the amounts and with respect to the time periods set forth below; provided however that if the Lease Term should commence on a day other than the first day of the month, the first month's rent shall be prorated for such partial month. Basic Rent shall be paid in equal monthly installments as set forth below and shall be due and payable on the first day of each month during the Lease Term, without any set-off or deduction whatsoever. All rent shall be paid to the Landlord at the address in Section 21 herein.

         (b) Basic Rent for the first Lease Year shall be $49,440.00 annually, $4.120.00 monthly ($12.36 per square foot, per annum).

         (c) The monthly Basic Rent payable for each successive Lease Year of the initial Lease Term any for any Renewal Terms, if exercised, shall be adjusted in accordance with the following procedure:

                  (i) Beginning on the first day of each Lease Year, (except the first Lease Year) (the "Adjustment Date") the Basic Rent shall be increased, but in no event decreased, by 100% of the increase in the Consumer Price Index for all Urban Consumers as published by the Bureau of Labor and Statistics, United States Department of Labor (1982 - 1984 = 100) for Baltimore, Maryland (the "Index").

                  (ii) The adjusted Basic Rent shall be calculated by multiplying the Basic Rent for the month prior to the month that contains the Adjustment Date ("BAR") by a number that is determined by dividing the Index for the month one (1) month prior to the Adjustment Date (the First Current Index Number ("FCIN")) by the Index for the month twelve (12) months prior to the Adjustment Date (the First Base Index Number ("FBIN")), as illustrated below:

                    Adjusted Basic Rent = BAR x FCIN divided by FBIN

         (d) If the Index is not published for any calendar month, then the Index for the most recent calendar month or other period for which it is so published shall be used in making such calculation. If the Index hereafter uses a different standard reference base or is otherwise revised, an adjustment shall be made therein for the purposes of the provisions of this Lease, using such conversion factor, formula or table for making such adjustment as is published by such Bureau, or if such Bureau does not publish the same, then Landlord may select a nationally recognized source of similar statistical information, as is published by the Bureau of National Affairs, Commerce Clearing House, Prentice-Hall, Inc. or other nationally recognized publisher of such information.

         (e) The Basic Rent shall increase in each successive year of the initial Lease Term, and any Renewal Term exercised by Tenant, in accordance with the formula set forth above.

         (f) Any installment of Basic Rent which is paid more than ten (10) days after the date on which it is due shall bear interest at the rate of eighteen percent (18%) per annum for the period of such arrearage. Any Basic Rent, Additional Rent or other payments received by Landlord from Tenant shall be applied first to the oldest outstanding balance due from Tenant under the terms of this Lease.

         7. ADDITIONAL  RENT.

         (a) For all purposes of this Lease, "Rentable Area of the Leased Premises" shall be the usable area of the Leased Premises (but specifically excepting the playground) . "Rentable Area of the Building" shall be deemed to mean 4,000 square feet, which is the total usable area of the Building. "Tenant's Portion" shall mean one hundred percent (100%), computed on the basis of the Rentable Area of the Leased Premises divided by the Rentable Area of the Building.

         (b) Tenant shall pay all real estate taxes and/or special assessments levied against the Land and building, directly to taxing authority or to the Landlord, upon presentation of invoice for said taxes. Tenant shall, at Tenant's expense, cause the Leased Premises to be maintained including, but not limited to lawn maintenance, grounds keeping, snow removal, parking lot maintenance, including repair or replacement of the parking lot and interior portions of the Leased Premises.

         (c) In addition to Basic Rent, Tenant shall pay as additional rent (the "Additional Rent") Tenant's Portion of the following expenses which are applicable to the Lease Term:

         (i) all real estate taxes and/or special governmental assessments imposed or levied against the Building or Land during the Lease Term ("Taxes");

         (ii) all reasonable and customary insurance expenses incurred by Landlord in connection with Landlord's ownership of the Building and Land including the cost of liability insurance and insurance against losses from fire and other casualties ("Insurance");

                  and

         (iii) all reasonable and customary expenses incurred by Landlord in connection with Landlord's maintenance of the common areas of the Leased Premises, Land and/or Building which are not paid by Tenant.

         (d) Landlord will forward to Tenant, within Twenty (20) days of Landlords receipt, all taxes and insurance bills for the leased premises . Tenant shall pay directly to Landlord or taxing authority, all such bills within Ten (10) days of receipt by Tenant.

            For the year in which the Lease Term commences or terminates, Tenant's liability for its Portion of any such costs for such partial year shall be subject to a pro rata adjustment based upon the number of full calendar months of said year during which the Leased Premises are occupied by Tenant.

         Whenever, under the terms of this Lease, any sum of money is required to be paid by Tenant, in addition to the rental herein reserved, whether such payment is to be made to the Landlord or to any other party, and said additional amount which Tenant is to pay is not designated "Additional Rent", or provision is not made for the collection of said amount as "Additional Rent", then said amount shall nevertheless if not paid when due, be deemed "Additional Rent", and shall be collectible as such with the first installment of minimum rent due thereafter.


         8. OPTIONS TO RENEW. So long as this Lease is then in full force and effect, and Tenant is not in default under this Lease, Tenant shall have the right to renew this Lease for four (4) renewal terms of five (5) years each immediately following the expiration of the initial term or the first renewal term, as the case may be, on the same terms and conditions as are set forth herein except that the Basic Rent payable by Tenant during the renewal terms shall be adjusted in accordance with the formula set forth in Section 6 herein. Tenant shall notify Landlord in writing of its intention to renew no less than one hundred and eighty (180) days prior to the expiration of the original Lease Term or the first renewal term, as the case may be.

         9. UTILITIES. Tenant shall contract for and pay, directly to the provider thereof, all charges for natural gas, electricity, water, telephone and other utility charges used or consumed at the Leased Premises.

         10. MAINTENANCE AND REPAIR OF PREMISES. Commencing on the Commencement Date of this Lease, Tenant shall assume responsibility for maintenance, cleaning and repair of the interior of the Leased Premises including but not limited to janitorial services, carpet cleaning, trash removal, electrical system maintenance, plumbing system maintenance and all mechanical equipment, Tenant shall be responsible for all of the maintenance, repair or replacement of the entire heating, ventilation, and air conditioning systems and related equipment.

Tenant shall perform maintenance of all lawns, snow removal, sidewalk and parking lot cleaning and play area maintenance, but Landlord shall maintain the exterior of the Leased Premises and Building (including the roof, foundation and exterior walls) and all common areas and structural components of the Building. Throughout the term of this Lease, Tenant will secure and maintain, at Tenant's sole expense, a full service contract on the heating and/or air conditioning equipment servicing the Leased Premises with a reputable company approved by Landlord.

         The Leased Premises are leased to Tenant "as is". Except as herein expressly provided, Landlord shall be under no liability, nor have any obligation to do any work or make any repairs in or to the Leased Premises, and any work which may be necessary to outfit the Leased Premises for Tenant's occupancy of for the operation of Tenant's business therein is the sole responsibility of Tenant and shall be performed by Tenant at its own cost and expense. Tenant acknowledges that it has fully inspected the Leased Premises prior to the execution of this Lease, and Tenant further acknowledges that Landlord has made no warranties or representations with respect to the condition or state of repairs.

         Tenant shall during the term of this Lease keep the Leased Premises in good order and repair and will make all repairs necessary at its own expense.

         If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Landlord, then, following written notice to Tenant and a thirty day opportunity to cure (provided, however, that if more than 30 days is reasonably required for such cure, then the 30 day cure period shall be extended for whatever period is reasonably required, so long as Tenant commences the cure within such 30 day cure period and diligently prosecutes such cure to completion), Landlord may make such repairs and Tenant shall reimburse Landlord the reasonable expense incurred thereby within thirty (30) days of receipt of a statement therefor from Landlord.

         11. REQUIREMENTS OF LAW. Landlord covenants that on the Commencement Date, to the best of Landlord's knowledge, the Leased Premises and the Building do conform, to every applicable requirement of law and of any Board of Underwriters, rating bureau, or similar organization, and the requirements of the carriers of all insurance on or relating to the Leased Premises or the Building, whether such insurance be furnished by Landlord or Tenant. Tenant shall, at its own expense, comply with all applicable statutes, ordinances, rules and regulations of federal, state and municipal governments and all applicable rules and regulations of the Board of Fire Underwriters as such statutes, ordinances, rules and regulations pertain to Tenant's particular use of the Leased Premises. Tenant shall also comply with all applicable city, county, state and federal ordinances in effect from time to time with respect to facilities and areas for the handicapped in the Leased Premises and the Building including all requirements imposed by the Americans with Disabilities Act.

         12. ALTERATIONS, CHANGES, AND ADDITIONS. No changes, alterations, or additions shall be made by Tenant to the Leased Premises without the prior written consent of Landlord. The foregoing restriction shall not prohibit Tenant from painting or making other decorative or non-structural changes in the Leased Premises without Landlord's prior consent. Tenant may further install, at its expense and without Landlord's written consent, trade fixtures, playground equipment, supplies, toys, movable partitions, furniture, equipment, and other personal property.

         13. ENTRY BY LANDLORD. Landlord shall have the right, following reasonable prior notice to Tenant, which may be verbal (except in the event of an emergency when no prior notice need be given), to enter the Leased Premises for purpose of inspection or to make repairs, so long as Landlord's entry or the making of such repairs does not unreasonably disrupt the business operations of Tenant.

         14. ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, assign, sublet, mortgage, encumber, or otherwise alienate its interest in the Leased Premises without first obtaining Landlord's written consent. If such assignment or subletting is permitted by Landlord, Tenant shall not be relieved from any liability whatsoever under this Lease. No consent by the Landlord to any assignment or sublease to another tenant shall relieve Tenant of any obligations to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. Acceptance of rent from the proposed assignee or subtenant or other transfers, shall not constitute consent by the Landlord to any assignment or sublease to, or of any failure of the Tenant to comply with the requirements of this Section. In the event that the amount of the rent to be paid by the Tenant to the Landlord pursuant to this Lease, Tenant shall pay to Landlord any such excess as is received by Tenant from such assignee or sublessee.

         In the event Tenant desires to assign this Lease to sublease all or any substantial portion of the Leased Premises, Landlord shall have the right and option to terminate this Lease, which right or option shall be exercisable by written notice from Landlord to Tenant within thirty (30) days from the date Tenant gives Landlord written notice of its desire to assign or sublease. If Tenant is a corporation and in the event that any part or all of the corporation shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporate shares, Landlord may terminate this Lease and the term at any time after such notice of such change of control by giving Tenant sixty (60) days prior written notice of such termination. If Tenant is a corporation, the filing of Articles of Transfer or Merger with the State Department of Assessments and Taxation or the failure to do so when Tenant would otherwise be so legally required by operation of law of the assets of the corporation shall constitute an unauthorized assignment of this Lease.

         15. DEFAULT BY TENANT. The occurrence of any one or more of the following events shall constitute a material breach by Tenant of this Lease:

(a) the failure by Tenant to make any payment of rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due;

(b) the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of fifteen (15) days after receipt of written notice thereof by Tenant from Landlord, provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than fifteen (15) days may be reasonable required for such cure, than Tenant shall not be deemed to be in default if Tenant shall commence such cure within such fifteen (15) day period and shall thereafter diligently prosecute such cure to completion;

(c) the making of any general arrangement or any assignment by Tenant for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, such petition is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets;

(d) if the Leased Premises are vacant, unoccupied or deserted for a period of fifteen (15) days or more at any time during the term

In the event of any material breach of this Lease by Tenant, then Landlord, in addition to other rights or remedies it may have, shall have the right to terminate this Lease, and also the right, with or without termination of this Lease, to reenter and take possession of the Leased Premises and Landlord may remove all persons and property from the Leased Premises; such property may be removed and stored in any other place in the Building or in any other reasonably secure place for the account of and at the expense and risk of Tenant. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or, Landlord, without terminating this Lease, shall use its reasonable efforts to relet the Leased Premises or any part thereof for such terms and conditions as may be reasonable, with the right to make alterations and repairs to the Leased Premises. Rental received by Landlord from such reletting shall be applied first, to the payment of any costs of such reletting including reasonable brokerage and attorneys' fees; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder or Tenant shall pay to Landlord, at Landlord's sole option, the difference between the rent reserved under this Lease and the fair rental value of the Leased Premises for the balance of the term to be determined as the date of re-entry. Should such rentals received from such reletting during any month be less than the monthly basic rent reserved hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.

         In the event Tenant fails to pay Landlord any rental payment or other charge due hereunder within ten (10) days from the date on which any such payment was due, Tenant shall pay Landlord, a late charge equal to fifteen percent (15%) of the rental payment or other such charge, which late charge shall be considered Additional Rent and collectible as Additional Rent without notice from Landlord.

         16. INSURANCE,  MUTUAL  WAIVER  OF  SUBROGATION,  HOLD HARMLESS.

                  (a) Tenant shall at all times during the Lease Term, and at its sole expense, keep in effect a policy of public liability insurance, naming Landlord as an additional insured, with respect to the Leased Premises and the business of Tenant at the Leased Premises. Said policy shall contain a provision preventing the cancellation of the policy without a minimum of thirty (30) days written notice to Tenant and Landlord. Tenant's insurance shall have a limit of liability of not less than $1,000,000. Tenant shall deliver a certificate evidencing such insurance policy to Landlord at the inception of each policy and renewal thereof. All such insurance maintained by Tenant shall be written by an insurance company licensed to do business in the state in which the Leased Premises are located.

                  (b) Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees and agents of the other, on account of loss or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which the waiving party may have in force at the time of the loss or damage. Tenant and Landlord shall give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

                  (c) Landlord and Tenant (each, an "Indemnitor") shall hold harmless the other (the "Indemnitee"), its officers, agents and employees, from and against any and all claims, damages or causes of action for damages on account of any injury to or death of any person or any loss of damage to property occurring in, on or about the Leased Premises, the Building or the Project at any time during the term of this Lease which is caused by the negligence or intentional misconduct of Indemnitor, its officers, agents or employees. This indemnification provision shall survive the termination or expiration of this Lease.

                  (d) Tenant shall maintain property damage and casualty insurance on the Leased Premises in the amount sufficient to restore the Leased Premises to its condition prior to the casualty or damage, with proceeds payable to Landlord. Said insurance shall contain a provision that the policy may not be terminated without thirty (3) days prior written notice to Landlord. tenant shall deliver to Landlord, prior to the Commencement Date, a certificate of insurance, evidencing the aforesaid insurance coverage.

         17. HAZARDOUS SUBSTANCES. To the best of Landlord's knowledge, Landlord represents to Tenant that the Project (including the Land thereunder and the Building and Leased Premises) does not contain any Hazardous Substance, as hereinafter defined, of any kind. "Hazardous Substance" means (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time and regulations promulgated thereunder; (iii) any infectious or medical waste as defined under federal, state or local law or regulation; (iv) asbestos or contamination of any kind (including, but not limited to transformers containing PCBs); or (v) any other substance, the presence of which on the Leased Premises would be prohibited, regulated or restricted by any law or regulation similar to those set forth in this definition. Landlord agrees to indemnify and defend Tenant (with legal counsel reasonably acceptable to Tenant) from and against any costs, fees or expenses (including, without limitation, environmental assessment, investigation and environmental remediation expenses, third party expenses) incurred by Tenant if any Hazardous Substances whatsoever are subsequently found, and Tenant shall have the right and option to terminate this Lease and thereafter be released from all liability hereinafter in such event. This indemnification by Landlord shall survive the termination or expiration of this Lease.

         18. DAMAGE AND DESTRUCTION BY FIRE OR OTHER CASUALTY. In the event that the Building or Leased Premises are partially damaged for any reason, other than the negligence of the Tenant, Landlord shall using reasonable efforts, and being subject to the Landlord's receipt of a sufficient amount of proceeds from any insurance carrier, promptly restore the Leased Premises to its original condition, within a reasonable period of time. In the event that Tenant is unable to carry on its normal business operations due to such casualty or damage to the Leased Premises, Tenant shall be entitled to an abatement or reduction of rent in proportion to the amount by which the area so rendered untenantable bears to the original Leased Premises for a period beginning on the date of the damage and ending upon the date on which the Leased Premises are rendered fully tenantable.

         In the event the Leased Premises are wholly damaged by fire or other casualty, Landlord shall have the option to either restore the Leased Premises to their condition immediately prior to the damage or terminate this Lease. In the event that Landlord elects to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within forty five (45) days after the damage. In the event of such termination, rent will be adjusted as of the date of damage. In the event that Landlord elects to restore the Leased Premises, such restoration shall be completed as promptly as reasonably possible and the rent reserved hereunder shall abate until the Leased Premises are again rendered tenantable.

         19. CONDEMNATION. In the event that all or a "Substantial Part of the Leased Premises" (as hereinafter defined) shall be taken or condemned through the exercise of the power of eminent domain, with or without litigation, this Lease shall terminate as of the Basic and Additional Rent shall be proportioned to and abate from and after, the date of the taking. Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. For purposes of this paragraph, a "Substantial Part of the Leased Premises" shall mean that such part that the remainder thereof is rendered inadequate for Tenant's business and that such remainder cannot permit Tenant to carry on its business with substantially the same efficiency as before the taking.

         In the event that less than a Substantial Part of the Leased Premises shall be taken or condemned through the exercise of the power of eminent domain, with or without litigation, this Lease shall remain in full force and effect according to its terms and Tenant shall not have the right to participate in any award or damages for such taking and hereby assigns all of its right, title and interest therein to Landlord. In such event, Landlord shall, at its expense, promptly make such repairs and improvements and shall be necessary to make the remainder of the Leased Premises adequate to permit Tenant to carry on its business to substantially the same efficiency as before the taking: provided that in no event shall Landlord be required to expend an amount in excess of the award received by Landlord for such taking. If as a result of such taking any part of the Leased Premises is rendered permanently unusable, the Basic Annual Rent reserved hereunder shall be reduced in such amount as may be fair and reasonable, which amount shall not exceed the proportion which the area so taken or made unusable bears to the total area which was usable by Tenant prior to the taking. If the taking does not render any part of the Leased Premises unusable, there shall be no abatement of rent.

         Nothing herein shall be deemed to prevent Tenant from claiming and receiving from the condemning authority, if legally payable compensation for the taking of Tenant's own tangible property and damages for Tenant loss of business, business interruption, or removal and relocation.

         20. QUIET ENJOYMENT. Landlord agrees that Tenant, so long as it is not in default under this Lease, shall at all times during the term of this Lease peaceably and quietly have, hold, and enjoy the Leased Premises without disturbance by Landlord or any person claiming through Landlord.

         21. NOTICES. Any notice, demand, or communication called for under this Lease shall be in writing and shall be given, served, or delivered by United States registered or certified mail, return receipt requested, postage prepaid, or by Airborne Express or other nationally recognized overnight courier service, or hand-delivered with a receipt and addressed (i) if to Tenant, 108 Wheel Road, Suite 200, Bel Air, Maryland 21015, Attention Michael J. Miller, President, (ii) if to Landlord, to Penguin Properties Corporation, P. O. Box 58, Churchville, Maryland 21012-0058. All notices delivered in the foregoing manner shall be deemed delivered on the date the return receipt is executed. Either party may designate a change of address by written notice to the other party.

         22. WAIVER. The failure of either party to require strict compliance with any provision of this Lease shall not constitute a waiver of any right or otherwise prevent either party from subsequently requiring strict compliance with any provisions hereof.

         23. WHOLE AGREEMENT. The Lease constitutes the whole agreement between the parties, and may not be amended except by a writing signed by both parties. When appropriate, words of one gender shall mean and include the other gender, and the singular shall mean and include the plural, and vice versa. Paragraph captions herein are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease. The terms, covenants and conditions of this Lease shall be binding upon and shall inure to the benefit of Landlord and Tenant and their respective executors, administrators, heirs, distributees, legal representatives, successors and permitted assigns.

         24. COUNTERPARTS.  This Lease may be executed in  counterparts.

         25. SIGNAGE. Subject to the approval of governmental authorities granting permission for signs, Tenant will be permitted to erect a sign on the exterior of the Building and at the entrance to the Leased Premises using Kiddie Academy Franchising Systems, Inc.'s national logotype, provided that any exterior sign does not violate any governmental law, ordinance or regulation. Throughout the Lease Term, Franchisor shall have the right to enter the Leased Premises to assure proper usage of its logotype and compliance with its other requirements and to make any modifications as it deems necessary.

         26. TERMINATION/EXPIRATION. Upon the termination or expiration of this Lease, Tenant shall surrender the Leased Premises in the same condition as existed at the commencement of the term, except for normal wear and tear and casualty loss. Tenant shall have the right but not the obligation to remove any and all improvements and alterations made to the Leased Premises by Tenant or at Tenant's expense, as well as any signs and other indicia of Kiddie Academy Child Care Learning Centers, provided that any damage to the Building or Leased Premises resulting from such removals shall be repaired by Tenant.

         27. PARKING. Throughout the Lease Term, Landlord shall provide, at no cost to Tenant, the existing parking spaces in the parking area proximate to the Leased Premises for the exclusive use of Tenant.

         28. LANDLORD'S CONSENT. Whenever the consent or approval of either Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld, conditioned or delayed.

         29. HOLDOVER. If Tenant shall remain in possession of the Leased Premises after the expiration or the original or any additional term hereof, Tenant's occupancy shall be a month-to-month tenancy at the one hundred fifty percent (150%) of the rental rate applicable to the last month of the expired term and under all of the other terms, conditions and provisions hereof except those pertaining to the term of the Lease.

         30. SUBORDINATION. Tenant shall, if so requested by Landlord, subordinate this Lease and the leasehold estate created hereunder to any future mortgage or ground lease covering the Building or the Leased Premises; provided however, that the mortgagee or ground lessor, as the case may be, shall deliver to Tenant at or prior to the time that this Lease becomes so subordinate a written agreement in recordable form whereby Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Leased Premises pursuant to the terms hereof and without any diminution of the Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Leased Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant.

         31. WATER AND OTHER DAMAGE. Landlord shall not be liable for, and Landlord is hereby released and relieved from all claims and demands of any kind by reason of or resulting from damage or injury to person or property of Tenant or any other party, directly or indirectly caused by (a) dampness, water, rain, or snow, in any part of the Leased Premises or in any part of any other property of Landlord or of others and/or (b) falling plaster, steam, gas, electricity, or any leak or break in any part of the Leased Premises or from any pipes, appliances or plumbing or from sewers or the property of Landlord or of others or in the pipes of the plumbing or heating facilities thereof, no matter how caused.

         32. ESTOPPEL CERTIFICATE. Landlord and Tenant shall, at any time upon not less than twenty (20) days prior written notice from the other party, execute and deliver to the other party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed.

         33. CHOICE OF LAW AND INTERPRETATION. This Lease shall be governed by the law of the State in which the Project is situate. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

         34. INTENTIONALLY DELETED

         35. INTENTIONALLY DELETED

         36. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim whatsoever arising out of or in anyway connected with this Lease, the relationship of Landlord and Tenant, tenant's use or occupancy of the Leased Premises, and/or any claim of injury or damage.

IN WITNESS WHEREOF, the parties have caused these presents to be executed under seal the day and year first above written.


WITNESS:                          LANDLORD:
                                  Penguin Properties Corporation



/s/  Christine Cooney             BY:  /s/  Michael J. Miller        (SEAL)
                                       ------------------------------
                                  Michael J. Miller, President

                                TENANT:
                                Kiddie Academy Child Care Learning Centers, Inc.



/s/   Christine Cooney          BY:  /s/  George Miller                 (SEAL)
                                   -------------------------------------
                                George Miller, President

                                   EXHIBIT A
                         DESCRIPTION OF LEASED PREMISES

A free standing, single story, building containing approximately Four Thousand (4,000) square feet, The address of which is 3609 Milford Mill Road, Baltimore, Maryland , plus an adjacent, outdoor playground area containing 2,000 square feet of land